Exhibit 4.31

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND EXCHANGES OF THIS GLOBAL SECURITY MAY ONLY BE MADE UNDER THE CONDITIONS SET FORTH IN THE NOTES OFFICERS’ CERTIFICATE REFERRED TO HEREIN.

KB HOME

1.375% Convertible Senior Notes due 2019

No. 1

$200,000,000

CUSIP No. 48666K AS8

KB Home, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof (as amended and/or supplemented by the Notes Officers’ Certificate referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, in accordance with the rules and procedures of the Depository, on February 1, 2019, and interest thereon as set forth below.

The outstanding principal of this Note shall bear interest at the rate of 1.375% per year from January 29, 2013, or from the most recent date to which interest has been paid or provided for, to, but excluding, the next scheduled Interest Payment Date with the last such Interest Payment Date being February 1, 2019. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Subject to the Indenture provisions regarding Defaulted Interest, interest is payable semi-annually in arrears on each February 1 and August 1 (or, if such date is not a Business Day, on the immediately following Business Day), commencing on August 1, 2013, to Holders of record of the Notes at the close of business on the preceding January 15 and July 15 (whether or not such day is a Business Day), respectively. Interest is also payable on November 1, 2018, to Holders of record at the close of business on October 15, 2018. Additional Interest may be payable as set forth in Section 6.02 of the Notes Officers’ Certificate, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 6.02.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Security, in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture and the Notes Officers’ Certificate, the Company shall pay the principal of any Notes (other than Notes that are Global Securities) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency at its Corporate Trust Office designated pursuant to Section 5.01 of the Notes Officers’ Certificate as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Notes Officers’ Certificate. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

In the case of any conflict between this Note and the Indenture or the Notes Officers’ Certificate, the provisions of the Indenture or the Notes Officers’ Certificate shall control and govern. In case of any conflict between the Indenture and the Notes Officers’ Certificate, the Notes Officers’ Certificate shall govern and control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signatures of its duly authorized officers.

Dated: January 29, 2013

KB HOME

By:	/s/ William R. Hollinger	By:	/s/ Thad Johnson
	Name: William R. Hollinger		Name: Thad Johnson
	Title: Senior Vice President and Chief Accounting Officer		Title: Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Muriel Shaw
Authorized Signatory

REVERSE OF NOTE

KB HOME

1.375% Convertible Senior Notes due 2019

This Note is one of a duly authorized series of Securities of the Company, designated as its 1.375% Convertible Senior Notes due 2019 (the “Notes”), such series of Securities being limited, subject to the following sentence, to the aggregate principal amount of $200,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement) all issued or to be issued under and pursuant to an Indenture dated as of January 28, 2004 (the “Base Indenture”; the Base Indenture, as amended or supplemented from time to time, the “Indenture”), by and between the Company, the Guarantors party thereto from time to time and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (the “Trustee”) as amended and supplemented by the Officers’ Certificate and Guarantors’ Officers’ Certificate, dated as of January 29, 2013 (herein called the “Notes Officers’ Certificate”), to which Indenture, Notes Officers’ Certificate and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to the conditions specified in the Notes Officers’ Certificate.

Subject to the terms and conditions of the Indenture and the Notes Officers’ Certificate, the Company will make all payments and deliveries in respect of any Redemption Price, the Fundamental Change Purchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

No reference herein to the Indenture or the Notes Officers’ Certificate and no provision of this Note or of the Indenture or the Notes Officers’ Certificate shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Purchase Price, if applicable) of, the Redemption Price, if applicable, of, and accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, in the amounts and, if applicable, in the lawful money herein and in the Notes Officers’ Certificate prescribed.

The Notes are issuable in registered form without Coupons in denominations of $1,000 principal amount and multiples thereof. At the Office or Agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture and the Notes Officers’ Certificate, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Notes Officers’ Certificate.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Notes Officers’ Certificate, the Holder hereof has the right, at its option, prior to the close of business on the Business Day immediately preceding the Maturity Date, to irrevocably convert any Notes or portion thereof that is $1,000 or an integral multiple thereof into shares of Common Stock at the Conversion Rate specified in the Notes Officers’ Certificate, as adjusted from time to time as provided in the Notes

Officers’ Certificate, unless the Company has called Notes for redemption, in which case the Holder may convert such Notes until the close of business on the Business Day immediately preceding the applicable Redemption Date.

Terms used in this Note and defined in the Indenture or the Notes Officers’ Certificate are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

KB HOME

1.375% Convertible Senior Notes due 2019

The initial principal amount of this Global Security is TWO HUNDRED MILLION DOLLARS ($200,000,000). The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: KB Home

The undersigned registered Holder of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated into shares of Common Stock in accordance with the terms of the Notes Officers’ Certificate referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder of the Notes hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes or similar governmental charges in accordance with Section 7.02(d) of the Notes Officers’ Certificate. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered Holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

1

Principal amount to be converted (if less than all): $            ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: KB Home

The undersigned registered Holder of this Note hereby acknowledges receipt of a notice from KB Home (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Notes Officers’ Certificate referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer

Identification Number

Principal amount to be purchased (if less than all): $            ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                     hereby sell(s), assign(s) and transfer(s) unto                     (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                     attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

2